Crowe Horwath

國富浩華(香港)會計師事務所有限公司
Crowe Horwath (HK) CPA Limited
Member Crowe Horwath International

香港 銅鑼灣 希慎道33號 利園34樓
34/F The Lee Gardens,
33 Hysan Avenue,
Causeway Bay, Hong Kong
電話 Main +852 2894 6888
傳真 Fax +852 2895 3752
www.crowehorwath.hk

PRIVATE & CONFIDENTIAL

Our Ref: CCH1898/SS/INI/A18/CH0315/12

March 26, 2012

U.S. Securities & Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements regarding our firm contained in Item 4.01 of Form 8-K of China Green Lighting Limited dated and filed on March 26, 2012, and are in agreement with those statements.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Very truly yours
Crowe Horwath (HK) CPA Limited

Crowe Horwath (HK) CPA Limited

Hong Kong, China

Copy to: Mr Wang Lixia
Chief Executive Officer
China Green Lighting Limited

Mr Yao Baisheng
Chairman of the Board of Directors
China Green Lighting Limited